                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549



                -----------------------------------



                            FORM 8-K

           CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
               OF THE SECURITIES EXCHANGE ACT OF 1934



                          June 18, 1998
            ------------------------------------------
                          Date of Report
                (Date of earliest event reported)


                            No. 0-22423
                 -------------------------------
                      Commission File Number


                       HCB Bancshares, Inc.
     ------------------------------------------------------
     (Exact name of registrant as specified in its charter)


        Oklahoma                              62-1670792
------------------------                  -------------------
(State of incorporation)                   (I.R.S. Employer
                                          Identification No.)


  237 Jackson Street, Camden, Arkansas               71701
----------------------------------------          -----------
(Address of principal executive offices)           (Zip Code)


                           (870) 836-6841
                   ------------------------------
                   Registrant's telephone number,
                         including area code

Item 4.     Changes in Registrant's Certifying Accountant.

      Effective June 18, 1998, the Registrant dismissed Miller, England & Company, Little Rock, Arkansas, as the Registrant's independent certified public accountants. The Registrant's dismissal of Miller, England & Company and engagement of KPMG Peat Marwick LLP was authorized and approved by the Registrant's Board of Directors on June 18, 1998.

     In connection with their audit of the most recent fiscal year ended June 30, 1997, and during the interim period through the date hereof, there have been no disagreements with Miller, England & Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Miller, England & Company, would have caused them to make reference to the subject of such disagreement in connection with their reports. In addition, there was no adverse opinion or disclaimer of opinion, or any opinion qualified as to uncertainty, audit scope or accounting principles, in connection with their audit of the most recent fiscal year ended June 30, 1997, and during the interim period through the date hereof.

     A copy of a letter from Miller, England & Company stating that they agree with the statements made by the Registrant in response to this item is filed as an exhibit hereto.

     The Registrant intends to engage KPMG Peat Marwick LLP,
Jackson, Mississippi, as the Registrant's certified public accountants. The Registrant's engagement of KPMG Peat Marwick
LLP is subject to negotiation and acceptance of appropriate terms of engagement by the respective parties.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

            Exhibit 16:  Letter of Miller, England & Company

                          SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized as of the date set forth below.

                           HCB BANCSHARES, INC.


Date: June 25, 1998        By: /s/ Vida H. Lampkin
                               ----------------------------
                               Vida H. Lampkin, President
                               (Duly Authorized Representative)